UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

The McClatchy Company

(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA	95816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 321-1846

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 24, 2012, The Miami Herald Media Company (“MHMC”), a wholly-owned subsidiary of The McClatchy Company (the “Company” or “McClatchy”), entered into a contract to purchase (the “Purchase Agreement”) approximately 6.1 acres of land located in Doral, Florida, for approximately $3.1 million. MHMC and McClatchy intend to build a new production facility (the “New Production Facility”) containing approximately 119,000 square feet on this site for MHMC’s Miami Herald and El Nuevo Herald newspaper operations. McClatchy executed a joinder to the Purchase Agreement for certain indemnification obligations of MHMC thereunder. In addition, on January 24, 2012, MHMC entered into a lease agreement (the “Lease”) pursuant to which it will lease a two-story office building (the “Office Building”) containing approximately 158,000 square feet adjacent to the New Production Facility (the Office Building together with the New Production Facility are referred to as the “New Site”), which will house all of The Miami Herald and El Nuevo Herald’s business and news operations. The New Site encompasses an aggregate of approximately 15 acres. The lease on the Office Building is a “triple net” operating lease with initial annual base lease payments of $1.8 million beginning in May 2013 when the Office Building is expected to be occupied. McClatchy has entered into a guaranty in favor of the lessor under the Lease to guarantee the obligations of MHMC thereunder. MHMC plans to relocate the operations of The Miami Herald and El Nuevo Herald from their current location to the New Site in May 2013 and, in connection therewith, expects to incur additional expenses over the next 16 months as described below.

Total costs related to relocating the newspapers’ operations and for constructing the New Production Facility, including the purchase of the property, construction costs, accelerated depreciation, and moving expenses is estimated to be $57 million. This total includes $12 million of accelerated depreciation on existing assets expected to be retired or decommissioned, including two of the five existing presses. These costs will be incurred over the next 16 months. McClatchy expects an estimated $25 million, including the $12 million of accelerated depreciation, to be expensed over the 16 months and the remaining costs, approximately $32 million, to be capitalized. McClatchy is entitled to reimbursement of $6 million of these total costs from an escrow account established for that purpose by Bayfront 2011 Property LLC (“Bayfront”) under the terms of that certain Purchase and Sale Agreement dated May 26, 2011 pursuant to which McClatchy and its subsidiary Richwood, Inc., sold MHMC’s existing headquarters located at One Herald Plaza, Miami, Florida, to Bayfront.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCCLATCHY COMPANY

Date: January 27, 2012	By:	/s/Patrick J. Talamantes
		Name:	Patrick J. Talamantes
		Title:	Vice President , Finance and Chief Financial Officer

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